Exhibit 99.1
PPHC
PPHC Announces Nasdaq Listing and Pricing of U.S. Initial Public Offering
January 28, 2026
WASHINGTON, Jan. 28, 2026 /PRNewswire/ -- Public Policy Holding Company, Inc. ("PPHC" or the "Company") (NASDAQ: PPHC) (AIM: PPHC), a leading global strategic communications provider offering a comprehensive range of advisory services in the areas of Government Relations, Public Affairs and Corporate Communications, today announced the pricing of its initial public offering (the "offering") in the United States of 4,150,000 shares of its common stock at a public offering price of $12.25 per share, for total gross proceeds of approximately $50.8 million, before deducting underwriting discounts and commissions and other offering expenses.

PPHC
The offering consists of 3,400,000 shares of common stock offered by PPHC and 750,000 shares of common stock offered by existing stockholders (the "Selling Stockholders"). PPHC will not receive any proceeds from the sale of shares by the Selling Stockholders. In connection with the Offering, the Company has granted the Underwriters a 30-day over-allotment option to purchase up to an additional 622,500 shares of common stock at the public offering price, before deducting underwriting discounts and commissions and other offering expenses.
The shares are expected to begin trading today, January 28th, 2026, on the Nasdaq Global Market. The offering is expected to close on January 29th, 2026, subject to the satisfaction of customary closing conditions.
Oppenheimer & Co. and Canaccord Genuity are acting as lead bookrunning managers for the offering. Texas Capital Securities is acting as a joint bookrunner.
A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on January 27, 2026. The offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained, when available, from:
Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.
Canaccord Genuity LLC, Attention: Syndication Department, One Post Office Square, 30th Floor, Boston, Massachusetts 02109, or by telephone at (617) 371-3900, or by email at prospectus@cgf.com.
Texas Capital Securities, Attention: Syndicate Prospectus Department, 2000 McKinney Avenue, Suite 700, Dallas, TX 75201, or by telephone at (866) 355-6329 or by email at EquityProspectus@texascapital.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PPHC
Incorporated in 2014, PPHC is a global strategic communications platform that supports clients in enhancing and defending their reputations, advancing policy objectives, managing regulatory risk, and engaging with federal and state-level policymakers, stakeholders, media, and the public.
Engaged by approximately 1,400 clients, including companies, trade associations and non-governmental organizations, PPHC is active in all major sectors of the economy, including healthcare and pharmaceuticals, financial services, energy, technology, telecoms and transportation.
With operations across 18 offices in the United States and internationally, PPHC's services include government relations, public affairs and corporate communications, research and analytics, digital advocacy campaigning, and compliance support.
Forward-Looking Statements
Certain statements in this announcement constitute, or may be deemed to constitute, forward-looking statements, projections and information (including beliefs or opinions) with respect to PPHC. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They include, without limitation, statements regarding PPHC's initial public offering. Such forward-looking statements are based on current expectations and are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from any expected future results in forward-looking statements. These risks and uncertainties include, among other factors, changing economic, financial, business or other market conditions. These and other factors could adversely affect the outcome and financial effects of the plans and events described in this announcement. Other than in accordance with its legal or regulatory obligations, no undertaking is given by PPHC to update any forward-looking statements contained in this announcement, whether as a result of new information, future events or otherwise. Accordingly, no assurance can be given that any particular expectation will be met and investors are cautioned not to place undue reliance on the forward-looking statements.
Company Contact:
PPHC: inquiries@pphcompany.com
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SOURCE Public Policy Holding Company